UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 7, 2012

Symantec Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Ellis Street, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 7, 2012, Symantec Corporation (the “Company”) entered into the First Amendment to Credit Agreement with Wells Fargo Bank, National Association (“Wells Fargo”), and the lenders party thereto (the “First Amendment”). The First Amendment amends the Credit Agreement, dated as of September 8, 2010 (the “Credit Agreement”), by and among the Company, the lenders party thereto and Wells Fargo, as administrative agent, in the following material respects:

•	The term of the Credit Agreement was extended to June 7, 2017.

•

The definition of “Applicable Rate” under the Credit Agreement (which sets the margin over the London Interbank Offered Rate (“LIBOR”) and Wells Fargo’s base rate at which loans under the Credit Agreement bear interest) was modified to vary based on publicly announced changes in the debt ratings issued by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. (the “Debt Ratings”), rather than the Company’s consolidated leverage ratio. The Credit Agreement now provides that revolving loans under the Credit Agreement bear interest, at the Company’s option, at either a rate equal to (x) the bank’s base rate plus a margin based on the Debt Ratings, or (y) a rate equal to LIBOR plus a margin based on the Debt Ratings. Initially, Eurodollar rate loans will be will bear interest at 1.000% plus the LIBOR, and base rate loans and swingline loans will bear interest at 0.000% plus Wells Fargo’s base rate.

•	The composition of the lenders party to the Credit Agreement and the allocation of commitments among those lenders were modified.

In the ordinary course of their respective businesses, certain of the lenders party and the other parties to the Credit Agreement, as amended by the First Amendment, and their respective affiliates have engaged, and may in the future engage, in commercial banking, investment banking, financial advisory or other services with the Company and its affiliates for which they have in the past and/or may in the future receive customary compensation and expense reimbursement. Further, Citibank, N.A. and Bank of America, N.A., each a Lender, are party to certain convertible note hedge transactions and warrant transactions with the Company.

The description of the First Amendment contained herein is qualified in its entirety by reference to the First Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 is incorporated here by reference.

Item 8.01. Other Events.

This Current Report on Form 8-K is also being filed for the purpose of updating the description of the risks associated with the business, financial condition, and results of operations of the Company set forth in Part I, Item 1A, of the Company’s Annual Report on Form 10-K for the fiscal year ended March 30, 2012 (the “Annual Report”) and filing Exhibit 12.01 as an exhibit to the Company’s Registration Statement on Form S-3 (No. 333-169330).

The Company has updated its disclosure regarding the risks associated with the Company’s business, financial condition, and results of operations. The revised description of these “risk factors” is filed herewith as Exhibit 99.01 and incorporated herein by reference. The descriptions contained in Exhibit 99.01 include any material changes to and supersede the description of the risks associated with the Company’s business, financial condition, and results of operations previously disclosed in “Part I, Item 1A. Risk Factors” of the Annual Report.

The Company’s computation of the ratio of earnings to fixed charges for each of the five fiscal years in the five-year period ended March 30, 2012 is filed as Exhibit 12.01 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.01	First Amendment to Credit Agreement, dated June 7, 2012, by and among the Company, Wells Fargo Bank, National Association, and the lenders party thereto.

12.01	Computation of Ratio of Earnings to Fixed Charges

99.01	Risk Factors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMANTEC CORPORATION

Date: June 11, 2012	By:	/s/ Gregory King
Gregory King Vice President, Corporate Legal Services and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.01	First Amendment to Credit Agreement, dated June 7, 2012, by and among the Company, Wells Fargo Bank, National Association, and the lenders party thereto.

12.01	Computation of Ratio of Earnings to Fixed Charges

99.01	Risk Factors